Exhibit 10.3

AMENDMENT #1 EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT #1 TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”), is effective this 7th day of January, 2013, by and between Mastech, Inc., a Pennsylvania corporation (hereinafter called the “Company”), Mastech Holdings, Inc., a Pennsylvania corporation (hereinafter called the “Parent”) and the undersigned employee, John J. Cronin, Jr. (hereinafter called the “Executive”).

WHEREAS, on March 18, 2009, Company, Parent and Executive entered into an Executive Employment Agreement (together with its Schedules the “Agreement”), a copy of which is attached as Exhibit 1; and

WHEREAS, the parties hereto find it necessary to and are desirous of modifying certain provisions, terms and conditions of the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and in the Agreement, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Replace Article 8, subpart b(1), with the following:

(1) Twelve (12) months of Executive’s last monthly base salary, as set forth in Attachment A, less appropriate deductions, payable following Executive’s termination of employment in accordance with the Company’s regular payroll practices (“Severance Pay”).

Severance Pay will be treated as amounts paid under the Company’s generally applicable severance pay policy (“Severance Policy”) as in effect from time to time to the extent of Executive’s entitlement to payments under the Severance Policy, provided that to the extent the Severance Pay to be received by Executive during the first six (6) months after termination of employment, together with all other taxable severance payments received during that six (6)-month period (determined under Internal Revenue Code §409A and including the payments under paragraph (4) below if required), exceeds the maximum amount of severance pay permitted to be paid to a “specified employee” under Internal Revenue Code §409A, the excess Severance Pay shall be paid instead in a single lump sum on the first business day after the end of the six (6)-month period.

2. Replace Article 8, subpart b(5), with the following:

(5) For a period of twelve (12) months following Executive’s termination date, continued vesting in unvested stock options outstanding as of such termination date and granted under the Company’s Stock Incentive Plan (the “Stock Plan”), or any successor thereto (the “Options”).

3. All other terms and conditions of the Agreement not amended hereby shall remain in full force and effect.

4. EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AMENDMENT IN ITS ENTIRETY. EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO CONFER WITH ANYONE OF HIS CHOICE, INCLUDING LEGAL COUNSEL, CONCERNING THIS AMENDMENT. BY SIGNING BELOW, EXECUTIVE ACKNOWLEDGES THAT HE IS ENTERING INTO THIS AMENDMENT VOLUNTARILY AND INTENDS TO BE BOUND BY IT.

IN WITNESS WHEREOF, the authorized representative of Company, Parent and Executive have acknowledged and executed this Amendment as of the day and year first above written.

MASTECH, INC.		EXECUTIVE

BY:	/s/ D. Kevin Horner	BY:	/s/ John J. Cronin, Jr.
	(Authorized Signature)		(Authorized Signature)

NAME:	D. Kevin Horner	NAME:	John J. Cronin, Jr.
	(Type or Print)		(Type or Print)

TITLE:	President & Chief Executive Officer	TITLE:	Vice President & Chief Financial Officer

DATE:	January 14, 2013	DATE:	January 14, 2013

MASTECH HOLDINGS, INC.

BY:	/s/ D. Kevin Horner
(Authorized Signature)

NAME:	D. Kevin Horner
(Type or Print)

TITLE:	President & Chief Executive Officer

DATE:	January 14, 2013

Schedule A (4)

This Schedule A (4) dated March 18, 2013, is issued pursuant to the Executive Employment Agreement by and between the undersigned, dated March 18, 2009, and amended January 7, 2013, and shall be incorporated therein and governed by the terms and conditions of such Executive Employment Agreement. This Schedule A (4) is effective April 1, 2013, and is intended to replace any previously issued Schedule A.

1. Position: Chief Financial Officer. Executive shall report in such capacity to Company’s Chief Executive Officer.

2. Base Salary: $235,000 per year.

3. Bonus: Executive will be entitled to an annual performance-based cash bonus of $120,000, for the achievement of certain financial and operational targets. These targets, and the bonus dollars tied to such targets, will be determined and communicated to you by the Chief Executive Officer on an annual basis. For the 2013 calendar year, your bonus will be based on the following performance measures:

a. Consolidated Revenue;

b. Consolidated EPS; and

c. Subjective performance.

The target amount for each measure for the 2013 calendar year is set forth on Appendix 1 to this schedule. Should the Company fail to achieve the target amount for the above performance measures, Executive’s annual performance-based bonus, if any, shall be based upon the Company’s evaluation of the percentage of the target amount achieved during the year. Conversely, should the Company’s performance exceed the target amount for the above performance measures, the Executive’s annual performance-based bonus may exceed the bonus amount stated above, based upon the Company’s evaluation of the percentage of the over-achievement of such target amount(s). All bonuses will be paid by February 15, 2014, following the completion of Company’s year-end audit. If Executive leaves the Company voluntarily, or is terminated with cause, before December 31, 2013, Executive will not be eligible for a Bonus. If Executive is terminated by the Company during 2013 without cause, Executive’s bonus calculation will be based on the Company’s annual results (calculated as though Executive were still an employee) and a prorated bonus will be paid considering the days in 2013 in which Executive was employed by Company divided by 365.

4. Benefits: Executive is eligible for standard company benefits in the same manner as other executives of the Company.

5. Expenses: The Company will reimburse all properly documented expenses reasonably related to Executive’s performance of Executive’s duties hereunder.

4. Stock Options: Executive shall be eligible to receive non-qualified stock options pursuant to Company’s Stock Incentive Plan.

BY:	/s/ D. Kevin Horner, March 18, 2013	BY:	John J. Cronin, Jr., March 18, 2013
	Company / Date		Executive / Date